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                                                                    EXHIBIT 10.1

                                   [FORM OF]

                             SUBSCRIPTION AGREEMENT

                            DATED AS OF JULY 27, 2001

                                 BY AND BETWEEN

                         MICROCIDE PHARMACEUTICALS, INC.

                                       AND

                                   [INVESTOR]

                 SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK

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                             SUBSCRIPTION AGREEMENT

     This Subscription Agreement, dated as of July 27, 2001 (this "Agreement"), by and between Microcide Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with headquarters located at 850 Maude Avenue, Mountain View, California 94043, and [Investor] (the "Buyer").


                                   WITNESSETH:

     Whereas, the Company wishes to sell, and the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of Series B Convertible Redeemable Preferred Stock of the Company which will be convertible into shares of Common Stock (such capitalized term and all other capitalized terms used in this Agreement having the respective meanings provided in Section
1);

     Now Therefore, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.

     (a) As used in this Agreement, the terms "Agreement," "Buyer" and "Company" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

     (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

     (c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or under common control with the subject Person. For purposes of the term "Affiliate," the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise. Notwithstanding the foregoing, neither the Company nor the Chairman of the Board of Directors of the Company shall be deemed to be "Affiliates" of the Buyer or any of the Other Buyers, or vice versa, as a result of the Voting Agreement or the Other Voting Agreements.

          "Aggregate Purchase Price" means the total dollar amount purchased by the Buyer and the Other Buyers on the Closing Date.

          "Blackout Period" means up to 20 Trading Days in any period of 365 days commencing on the day immediately after the date the Company notifies the Investors that they are required, pursuant to Section 8(c)(iv), to suspend offers and sales of Registrable Securities pursuant to the Registration Statement as a result of an event or circumstance described in
     Section 8(b)(v)(A), during which period, by reason of Section 8(b)(v)(B), the Company is not required to amend the Registration Statement or to supplement the Prospectus.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

          "Certificate of Designations" means the Certificate of Designations of Series B Convertible Redeemable Preferred Stock in the form of ANNEX A to this Agreement, as the same is filed with the Secretary of State of the State of Delaware.


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          "Claims" means any losses, claims, damages, liabilities or expenses, including, without limitation, reasonable fees and expenses of legal counsel (joint or several), incurred by a Person.

          "Closing" means 12:00 noon, California time, on a date to be mutually agreed upon by the parties, which shall be as soon as practicable but no later than the third Business Day after the satisfaction or waiver of the last to occur of the conditions set forth in Sections 6 and 7.

          "Closing Date" means the date on which the Closing actually occurs.

          "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder and published interpretations thereof.

          "Common Shares" means the Conversion Shares.

          "Common Stock" means the Common Stock, par value $0.001 per share, of the Company.

          "Conversion Notice" means the Notice of Conversion of Series B Convertible Redeemable Preferred Stock substantially in the form attached hereto as ANNEX H.

          "Conversion Price" shall have the meaning to be provided or provided in the Certificate of Designations.

          "Conversion Shares" means the shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and published interpretations thereof.

          "Financing Transaction" shall mean any transaction involving the issuance, sale or other disposition of (i) any capital stock of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of the Company, or
     (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of the Company, in each case where the purpose of which is to raise capital for the Company.

          "Generally Accepted Accounting Principles" for any Person means the United States generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

          "Holders" shall have the meaning to be provided or provided in the Certificate of Designations.

          "Holder Optional Repurchase Event" shall have the meaning provided in the Certificate of Designations.

          "Indebtedness" as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person to the extent of such guarantee (if limited in amount) or the fair market value of property securing such debt, as the case may be. Notwithstanding the foregoing, "Indebtedness" shall not include accounts payable incurred by the Company in the ordinary course of business consistent with past practice.

          "Indemnified Party" means the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder offering or selling securities


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     pursuant to the Registration Statement or any of its directors or officers or any Person who controls such underwriter or stockholder within the meaning of the 1933 Act or the 1934 Act.

          "Indemnified Person" means the Buyer and each other Investor who beneficially owns or holds Registrable Securities included in the Registration Statement and each other Investor who offers or sells Registrable Securities included in the Registration Statement in the manner permitted under this Agreement, the directors, if any, of the Buyer or such Investor, the officers (or persons performing similar functions), if any, of the Buyer and any such Investor, each Person, if any, who controls the Buyer or any such Investor within the meaning of the 1933 Act or the 1934 Act, any underwriter (as defined in the 1933 Act) acting on behalf of an Investor who participates in the offering of Registrable Securities of such Investor in accordance with the plan of distribution contained in the Prospectus, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act.

          "Inspector" means any attorney, accountant or other agent retained by an Investor for the purposes provided in Section 8(b)(ix).

          "Investor" or "Investors" means the Buyer and any permitted transferee or assignee who agrees to become bound by the provisions of Sections 5(a), 5(b), 8, 9, and 10.

          "Majority Holders" shall have the meaning to be provided or provided in the Certificate of Designations.

          "Margin Stock" shall have the meaning provided in Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 207).

          "Merger Agreement" shall mean that certain Agreement and Plan of and Merger dated as of July 27, 2001 by and among the Company, California MP Acquisition, Inc. and Althexis.

          "Merger Shares" shall mean the shares of Common Stock issued or issuable pursuant to the Merger Agreement.

          "NASD" means the National Association of Securities Dealers, Inc.

          "Nasdaq" means the Nasdaq National Market.

          "Nasdaq Stock Market" means The Nasdaq Stock Market, Inc.

          "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

          "1933 Act" means the Securities Act of 1933, as amended, or any successor statute.

          "Non-Responsive Investor" means an Investor who does not provide the Required Information to the Company at least one Business Day prior to the filing of the Registration Statement.

          "Other Buyers" means each of the several holders of the Preferred Stock of the Company who have agreed to purchase the Preferred Stock pursuant to the Other Subscription Agreements.

          "Other Preferred Shares" means the shares of Preferred Stock to be purchased by the Other Buyers pursuant to the Other Subscription Agreements.

          "Other Subscription Agreements" means the several Subscription Agreements, dated as of the date hereof, by and between the Company and the several buyers named therein relating to the sale and purchase of shares of Preferred Stock.

          "Other Voting Agreements" means the several Voting Agreements, dated as of the Closing Date, by and among the Company and the Other Buyers.


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          "Permitted Indebtedness" means:

               (i) Indebtedness not in excess of the aggregate principal amount which is outstanding on the Closing Date and which would be reflected on a balance sheet of the Company as of the Closing Date or in the notes thereto prepared in accordance with Generally Accepted Accounting Principles;

               (ii) Indebtedness of up to $5 million incurred after the Closing Date consisting of (a) equipment lease obligations or other equipment financings for equipment used in the business of the Company and its Subsidiaries which obligations or financings are required to be capitalized in accordance with Generally Accepted Accounting Principles; and (b) Indebtedness incurred in connection with acquisition of furniture, fixtures and equipment used in the business of the Company and its Subsidiaries, in each such case in an amount not in excess of the purchase price thereof;

               (iii) Indebtedness that is secured only by real property; and

               (iv) Indebtedness of up to $5 million that is unsecured.

          "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association, or similar entity or any government, governmental agency or political subdivision.

          "Preferred Shares" means the shares of Preferred Stock to be purchased by the Buyer pursuant to this Agreement, as set forth on the signature page of this Agreement.

          "Preferred Stock" shall mean the Series B Convertible Redeemable Preferred Stock, par value $0.001, of the Company.

          "Prospectus" means the prospectus forming part of a Registration Statement at the time a Registration Statement is declared effective and any amendment or supplement thereto, including any documents or information incorporated therein by reference.

          "Purchase Price" means the aggregate purchase price for the Preferred Shares set forth on the signature page of this Agreement.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Questionnaire" means the Prospective Purchaser Questionnaire completed by the Buyer and furnished to the Company in connection with this Agreement.

          "Record" shall mean all pertinent financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries subject to inspection for the purposes provided in Section 8(b)(ix).

          "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

          "Registrable Securities" means (i) the Common Shares, (ii) if the Common Stock is changed, converted or exchanged by the Company or its successor, as the case may be, into any other stock or other securities on or after the date the Certificate of Designations is filed with the Secretary of State of the State of Delaware, such other stock or other securities which are issued or issuable in respect of or in lieu of the Common Shares and (iii) if any other securities are issued to holders of the Common Stock (or such other shares or other securities into which or for which the Common Stock is so changed, converted or exchanged as described in the immediately preceding clause "(ii)") upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event, such other securities which are issued or issuable in respect of or in lieu of the Common Shares.

          "Registration Period" means the period from the SEC Effective Date to the earliest of

               (i) the date that is five years after the Closing Date,


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               (ii) such date after which each Investor may sell all of its
          Registrable Securities without registration under the 1933 Act pursuant to Rule 144, free of any limitation on the volume of such securities which may be sold in any period or the manner of sale, and

               (iii) the date on which the Investors no longer own or have any right to acquire any Registrable Securities.

          "Registration Statement" means a registration statement on Form S-3 of the Company under the 1933 Act, including any amendment thereto, which names the Investors as selling stockholders (including any documents or information incorporated therein by reference, whether before or after the SEC Effective Date).

          "Regulation D" means Regulation D under the 1933 Act.

          "Required Information" means, with respect to any Investor, all information regarding such Investor, the Registrable Securities held by such Investor or which such Investor has the right to acquire and the intended method of disposition of the Registrable Securities held by such Investor or which such Investor has the right to acquire as shall be required by the 1933 Act to effect the registration of the resale by such Investor of such Registrable Securities.

          "Rule 415" means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a delayed or continuous basis.

          "Rule 144" means Rule 144 under the 1933 Act or any other similar rule or regulation of the SEC that may at any time provide a "safe harbor" exemption from registration under the 1933 Act so as to permit a holder of securities to sell such securities to the public without registration under the 1933 Act.

          "Rule 144A" means Rule 144A under the 1933 Act or any successor rule thereto.

          "SEC" means the Securities and Exchange Commission.

          "SEC Effective Date" means the date a Registration Statement is declared effective by the SEC.

          "SEC Filing Date" means the date a Registration Statement is first filed with the SEC pursuant to Section 8.

          "SEC Reports" means the (i) the 2000 10-K, (ii) the Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001 and
     (iii) the Company's definitive proxy statement for its 2001 Annual Meeting of Stockholders, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

          "Securities" means the Shares.

          "Shares" means the Preferred Shares and the Common Shares.

          "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company (including The Althexis Company, Inc. ("Althexis")).

          "Trading Day" shall have the meaning to be provided or provided in the Certificate of Designations.

          "Transaction Documents" means, individually or collectively, this Agreement, the Voting Agreement, the Certificate of Designations, the Transfer Agent Instruction and the other agreements, instruments and documents contemplated hereby and thereby.

          "Transfer Agent" means Mellon Investor Services LLC or any successor thereof, serving as transfer agent and registrar for the Common Stock and conversion agent for the Preferred Stock.


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          "Transfer Agent Instruction" means the Transfer Agent Instruction from the Company to the Transfer Agent for the benefit of, among others, the Buyer and the Other Buyers, in the form of ANNEX B to this Agreement.

          "2000 10-K" means the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2000.

          "Violation" means

               (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

               (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,

               (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law, or

               (iv) any breach or alleged breach by any Person of any representation, warranty, covenant, agreement or other term of any of the Transaction Documents.

          "Voting Agreement" means that certain Voting Agreement, dated as of the Closing Date, by and among the Company and the Buyer.

2. Agreement to Subscribe; Purchase Price.

     (a) Subscription. Upon the terms and subject to the conditions of this Agreement, the Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Buyer, on the Closing Date, the number of Preferred Shares set forth on the signature page of this Agreement, having the terms and conditions as set forth in the Certificate of Designations in the form of ANNEX A to this Agreement, at the price per share and for the Purchase Price set forth on the signature page of this Agreement. The Purchase Price shall be payable in United States Dollars.

     (b) Form of Payment. Payment by the Buyer of the Purchase Price to the Company on the Closing Date shall be made by wire transfer of immediately available funds to such accounts designated by the Company in writing three (3) Business Days prior to the Closing Date.

     (c) Closing. The issuance and sale of the Preferred Shares shall occur on the Closing Date at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California. At the Closing, upon the terms and subject to the conditions of this Agreement, (i) the Company shall issue and deliver to the Buyer the Preferred Shares, registered in the name of the Buyer or its nominee, against payment by the Buyer to the Company of an amount equal to the Purchase Price, and (ii) the Buyer shall pay to the Company an amount equal to the Purchase Price against delivery by the Company to the Buyer of the Preferred Shares.

3. Representations, Warranties, Covenants, etc. of the Buyer.

     The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

          (a) Acquisition for Investment. The Buyer is purchasing the Preferred Shares and will acquire the Common Shares for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act; the Buyer will acquire any Common Shares for


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     its own account for investment and not with a view towards distribution thereof within the meaning of the 1933 Act; provided, however, that notwithstanding the foregoing, the Buyer may sell the Common Shares pursuant to an effective Registration Statement or an exemption to the 1933 Act and any state securities laws.

          (b) Accredited Investor. The Buyer is an "accredited investor" as that term is defined in Rule 501 of Regulation D by reason of Rule 501(a)(3) thereof.

          (c) Reoffers And Resales. The Buyer will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities unless registered under the 1933 Act, pursuant to an exemption from registration under the 1933 Act or in a transaction not requiring registration under the 1933 Act.

          (d) Company Reliance. The Buyer understands that (i) the Preferred Shares are being offered and sold to the Buyer and (ii) upon conversion of the Preferred Shares, the Conversion Shares will be issued to the Buyer, in each such case in reliance on one or more exemptions from the registration requirements of the 1933 Act, including, without limitation, Regulation D, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein and in the Questionnaire, a true and accurate copy of which has been delivered by the Buyer to the Company, in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire or receive an offer to acquire the Securities; and the information with respect to the Buyer set forth in the Questionnaire is accurate and complete in all material respects.

          (e) Information Provided. The Buyer and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and the Subsidiaries and information relating to the offer and sale of the Preferred Shares and the offer of the Conversion Shares deemed relevant by them. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the terms of the offering of the Securities and the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and the Subsidiaries and have received satisfactory answers to any such inquiries (assuming the accuracy and completeness of the SEC Reports and the Company's responses to the Buyer's requests). Without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the SEC Reports. In connection with its decision to purchase the Preferred Shares, the Buyer has relied solely upon the SEC Reports, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and to be contained in the other Transaction Documents, as well as any investigation of the Company completed by the Buyer or its advisors, if any; and the Buyer understands that its investment in the Securities involves a high degree of risk.

          (f) Absence of Approvals. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

          (g) Subscription Agreement. The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and each of the Transaction Documents and the other agreements executed or to be executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Transaction Documents has been duly and validly authorized, duly executed and delivered on behalf of the Buyer and, assuming due execution and delivery by the Company, is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.


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          (h) Buyer Status. The Buyer is not a "broker" or "dealer" as those terms are defined in the 1934 Act which is required to be registered with the SEC pursuant to Section 15 of the 1934 Act.

          (i) Foreign Investors. If the Buyer is not a United States person, Buyer hereby represents that it is satisfied with the full observance of the laws of Buyer's jurisdiction in connection with the offer and sale of the Preferred Shares and the offer of the Conversion Shares. None of the transactions contemplated by this Agreement or any of the Transaction Documents to which it is a party will violate the laws of Buyer's jurisdiction.

          (j) Organization. The Buyer is a [         ] duly organized, validly
     existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

          (k) Non-Contravention. The execution and delivery of the Transaction Documents by the Buyer and the consummation by the Buyer of the transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the charter documents of the Buyer or (ii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Buyer or any of its properties or assets which would have a material adverse effect on the Buyer or the validity or enforceability of, or the ability of the Buyer to perform its obligations under, the Transaction Documents.

          (l) Approvals, Filings, etc. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained or made by the Buyer for (i) the execution, delivery and performance of the Transaction Documents and (ii) the performance by the Buyer of its other obligations under the Transaction Documents.

          (m) Trading in Company Common Stock. The Buyer has not (and has not permitted any of its officers, directors, employees, affiliates, agents or representatives to): (i) effect, alone or with one or more Persons, a transaction or series of transactions as a means of creating actual or apparent active trading or raising or depressing the price of the Common Stock, or (ii) take any action in violation of Section 9 of the 1934 Act.

4. Representations, Warranties, Covenants, etc. of the Company.

     The Company represents and warrants to, and covenants and agrees with, the Buyer that:

          (a) Organization and Authority. (i) The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (ii) each of the Company and the Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and
     (iii) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents being executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby. The Company has no Subsidiaries other than (i) California MP Acquisition, Inc. and (ii) upon consummation of the transactions contemplated by the Merger Agreement, Althexis.

          (b) Qualifications. The Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.


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          (c) Capitalization.

               (i) The authorized capital stock of the Company consists of (A) 50,000,000 shares of Common Stock, of which 11,519,313 shares were outstanding at the close of business on July 26, 2001 and (B) 5,000,000 shares of preferred stock, par value $0.001, none of which is outstanding and of which (1) 100,000 shares are designated "Series A Participating Preferred Stock" and (2) [60,000] shares will be designated as Preferred Stock and issued pursuant to this Agreement and the Other Subscription Agreements. From July 27, 2001 to the Closing Date, other than the issuance of the Merger Shares, there will be (x) no material increase in the number of shares of Common Stock outstanding (except for shares of Common Stock issued upon exercise of options and warrants outstanding on the date hereof and disclosed in the SEC Reports) and (y) no issuance of preferred stock of the Company or securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, shares of Common Stock (except for securities issued pursuant to the Other Subscription Agreements). The 2000 10-K discloses as of December 31, 2000 all outstanding options or warrants for the purchase of, or other rights to purchase or subscribe for, or securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, Common Stock or other capital stock of the Company, or any contracts or commitments to issue or sell Common Stock or other capital stock of the Company or any such options, warrants, rights or other securities. From December 31, 2000 to the date hereof there has been, and to the Closing Date, other than the issuance of the Merger Shares, there will be, no material change in the amount or terms of any of the foregoing except for the grant of options to purchase shares of Common Stock pursuant to the Company's stock option plans in effect on the date of this Agreement, which grants are disclosed in the SEC Reports.

               (ii) The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for
          (A) all options, warrants, convertible securities and other rights to acquire shares of Common Stock which are outstanding and (B) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company or any Subsidiary. Immediately following the Closing Date, after giving effect to any antidilution or similar adjustment arising by reason of issuance of the Preferred Shares and the Other Preferred Shares and the other transactions contemplated by this Agreement and the Other Subscription Agreements, the total number of shares of Common Stock reserved and required to be reserved from the authorized and unissued shares of Common Stock for purposes of all such options, warrants, convertible securities, other rights and stock option and similar plans (excluding the Preferred Stock) will be 8,719,113 (assuming all Merger Shares are issued). Each outstanding class or series of securities for which any such antidilution adjustment will occur is identified on SCHEDULE 4(c) to this Agreement, together with the amount of such antidilution adjustment for each such class or series. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and all of such options, warrants and other rights have been duly authorized by the Company. None of the holders of such outstanding shares of capital stock is subject to personal liability solely by reason of being such a holder. None of the outstanding shares of capital stock or options, warrants and other rights to acquire Common Stock has been issued in violation of the preemptive rights of any security holder of the Company. The offers and sales of the outstanding shares of capital stock of the Company and options, warrants and other rights to acquire Common Stock were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. No holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement.

          (d) Concerning the Shares and the Common Stock. The Shares have been duly authorized and the Preferred Shares, when issued and paid for in accordance with this Agreement, and the Conversion Shares, when issued upon conversion of the Preferred Shares, in each such case will be duly and validly issued, fully paid and non-assessable and will not by itself subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any stockholder of the Company or any other Person to acquire any of the Securities. The Company has duly reserved 20,000,000 shares of Common Stock for issuance upon conversion of the shares of Preferred Stock, and such shares shall remain so reserved, and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Certificate of Designations, so long as the Preferred Stock may be converted. The Common Stock is listed for trading on Nasdaq and (i) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq; (ii) the Company has not been notified by the NASD or the Nasdaq Stock Market of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq and (iii) no suspension of trading in the Common Stock is in effect. The Company knows of no reason that the Common Shares will not be eligible for listing on Nasdaq.

          (e) Corporate Authorization. This Agreement and the other Transaction Documents have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Buyer, this Agreement is, and the Certificate of Designations, when executed by the Company and filed with the Secretary of State of the State of Delaware, will be, and the Transfer Agent Instruction, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

          (f) Non-Contravention. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the certificate of incorporation or by-laws or similar instruments of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected, in any such case which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents,
     (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, or
     (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any Subsidiary to make use thereof.

          (g) Approvals, Filings, Etc. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company or any Subsidiary for (i) the execution, delivery and performance of the Transaction Documents, (ii) the issuance and sale of the Securities as contemplated by the Transaction Documents, and (iii) the performance by the Company of its other obligations under the Transaction Documents, other than (A) listing of the Common Shares on

     Nasdaq, (B) registration of the resale of the Common Shares under the 1933 Act as contemplated by Section 8, (C) as may be required under applicable state securities or "blue sky" laws, and (D) filing of one or more Forms D with respect to the Securities as required under Regulation D.

          (h) Agreements.

               (i) Except for agreements or other documents filed or incorporated by reference as an exhibit to the SEC Reports and the Merger Agreement, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any Subsidiary is a party or to its knowledge by which it is bound which may involve (A) obligations (contingent or otherwise) of, or payments to, the Company or any Subsidiary in excess of $500,000 individually or $1,000,000 in the aggregate (other than obligations of, or payments to, the Company or any Subsidiary arising from purchase or sale agreements entered into in the ordinary course of business), or (B) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company or any Subsidiary (other than licenses arising from the purchase of "off the shelf" or other standard products), or (C) provisions restricting the development, manufacture or distribution of the Company's or any Subsidiary's products or services, or (D) indemnification by the Company or any Subsidiary with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale or license agreements entered into in the ordinary course of business).

               (ii) Neither the Company nor any Subsidiary has (A) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (B) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business) individually in excess of $1,500,000 or in excess of $2,750,000 in the aggregate, (C) made any loans or advances to any person, other than ordinary advances for travel expenses, or (D) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (iii) For the purposes of subsections (i) and (ii) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          (i) No Material Change. Except as set forth in the SEC Reports and the Merger Agreement (and the transactions contemplated thereby), and except for the transaction expressly contemplated hereby, since March 31, 2001:

               (i) there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business;

               (ii) there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Company;

               (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

               (iv) there has been no damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

               (v) there has been no waiver by the Company of a valuable right or of a material debt owed to it;

               (vi) there have been no direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

               (vii) there has been no material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

               (viii) there has been no labor organization activity related to the Company;

               (ix) there has been no sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (x) there has been no change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

               (xi) there has been no other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, prospects or operations of the Company; or

               (xii) there has been no arrangement or commitment by the Company to do any of the acts described in subsections (i) through (xi) above.

          (j) SEC Filings. The Company has timely filed all reports required to be filed under the 1934 Act and any other material reports or documents required to be filed with the SEC. All of such reports and documents complied in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. The Company meets the requirements for the use of Form S-3 for the registration of the resale of the Registrable Securities by the Buyer and any other Investor. The Company has not filed any reports with the SEC under the 1934 Act since May 18, 2001.

          (k) Absence Of Certain Proceedings. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or governmental agency pending, or to the Company's knowledge threatened against or affecting the Company or any Subsidiary wherein an unfavorable decision, ruling or finding could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the transactions contemplated by the Transaction Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents; and to the best of the Company's knowledge there is not pending or contemplated any, and there has been no, investigation by the SEC involving the Company or any Subsidiary or any director or officer thereof.

          (l) Liabilities. Except as and to the extent disclosed or reserved against in the financial statements of the Company and the notes thereto included in the SEC Reports, neither the Company nor any Subsidiary has any liability, debt or obligation, whether accrued, absolute, contingent or otherwise, and whether due or to become due which, individually or in the aggregate, are material to the Company and the Subsidiaries, taken as a whole. Subsequent to March 31, 2001, neither the Company nor any Subsidiary has incurred any liabilities, debts or obligations of any nature whatsoever which are, individually or in the aggregate, material to the Company and the Subsidiaries, taken as a whole, other than those incurred in the ordinary course of its business, other than as disclosed in the SEC Reports and other than the bridge financing referred to in Section 5.18 of the Merger Agreement.

          (m) Title To Properties And Assets; Liens, Etc. The Company and each Subsidiary has good and marketable title to their respective properties and assets, including the properties and assets reflected in the most recent balance sheet included in the SEC Reports, and good title to their respective leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any Subsidiary, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company or any Subsidiary are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company and each Subsidiary is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

          (n) Intellectual Property.

               (i) Except as disclosed in the SEC Reports, each of the Company and each Subsidiary owns, or possesses adequate rights to use, all patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the SEC Reports or owned or used by it or which are necessary for the conduct of its business. Except for any documents filed or incorporated by reference as exhibits to the SEC Reports, there are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

               (ii) Except as disclosed in the SEC Reports, each of the Company and each Subsidiary has no reason to believe, and is not aware of any claim, that the conduct of its business will conflict with any patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names or copyrights of others.

               (iii) Neither the Company nor any Subsidiary is aware that any of its employee s is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or any Subsidiary or that would conflict with the conduct of the Company's business. Each former and current employee, officer and consultant of the Company and the Subsidiaries has executed a proprietary information and inventions agreement in the form(s) as delivered to the Buyer. No former and current employee, officer or consultant of the Company or any Subsidiary has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's proprietary information and inventions agreement.

               (iv) The opinions delivered pursuant to Sections 7(t) and 7(u) cover all of the patents and patent rights owned or used by the Company and the Subsidiaries.

          (o) Internal Accounting Controls. The Company maintains a system of internal accounting controls meeting the requirements of Section 13(b)(2) of the 1934 Act in all material respects.

          (p) Compliance With Laws. Neither the Company nor any Subsidiary is in violation of or has any liability under any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, including, without limitation, those relating to the use, operation, handling, transportation, disposal or release of hazardous or toxic substances or wastes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes, except in the case of violations or liabilities not relating to the use, operation, handling, transportation, disposal or release of hazardous or toxic substances or wastes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes where such violation or liability would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole; and neither the Company nor any Subsidiary is aware of any pending investigation which could lead to such a claim. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any Subsidiary or, to the

     Company's knowledge, by any other person or entity on any property owned, leased or used by the Company or any Subsidiary. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (1) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (2) any petroleum products or nuclear materials.

          (q) Tax Matters. The Company and each Subsidiary has filed all federal, state and local income and franchise tax returns required to be filed. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company and each Subsidiary on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (1) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (2) of any deficiency in assessment or proposed judgment to its or any Subsidiary's federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its or any Subsidiary's properties or assets as of the date of this Agreement that is not adequately provided for. The Company is not and has not ever been a "United States Real Property Holding Corporation" (a "USRPHC") as that term is defined in section 897(c)(2) of the Code and the Treasury Regulations thereunder (the "Treasury Regulations").

          (r) Investment Company. Neither the Company nor the Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

          (s) Absence Of Brokers, Finders, Etc. No broker, finder, or similar Person is entitled to any commission, fee, or other compensation by reason of the transactions contemplated by this Agreement, and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by any Person for any such commission, fee or other compensation.

          (t) No Solicitation. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in respect of the Securities or in connection with the offer and sale of the Securities. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Securities or, within the six (6) months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement and the Other Subscription Agreements, and neither the Company nor any Person authorized to act on its behalf will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person so as thereby to cause the issuance or sale of any of the Securities to be in violation of Section 5 of the 1933 Act.

          (u) Trading in Company Common Stock. The Company has not (and has not permitted any of its officers, directors, employees, affiliates, agents or representatives to): (i) effect, alone or with one or more Persons, a transaction or series of transactions as a means of creating actual or apparent active trading or raising or depressing the price of the Common Stock, or (ii) take any action in violation of Section 9 of the 1934 Act.

          (v) Rights Plan. No triggering or distribution of the rights pursuant to that certain Preferred Shares Rights Agreement dated as of February 2, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C. that would allow any holder thereof to exercise such rights shall occur as a result of the transactions contemplated by the Transaction Documents or the Merger Agreement.

          (w) Full Disclosure. The Company has provided the Buyer with all information requested by the Buyer in connection with its decision to purchase the Preferred Shares, including all information the Company believes is reasonably necessary to make such investment decision. Neither this Agreement (including each of the Company's representations and warranties contained in Section 4 of this

     Agreement), the exhibits hereto, the Transaction Documents nor any other document delivered by the Company to the Buyer or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company or any Subsidiary that have not been set forth in this Agreement, the exhibits hereto, the Transaction Documents, in other documents delivered to the Buyer or its attorneys or agents in connection herewith or in the Merger Agreement.

5. Certain Covenants And Acknowledgments.

     (a) Transfer Restrictions. Subject to the further restrictions set forth in
Section 5(o) below, the Buyer acknowledges and agrees that (i) the Preferred Shares have not been and are not being registered under the provisions of the 1933 Act or any state securities laws and, except as provided in Section 8, the Common Shares have not been and are not being registered under the 1933 Act or any state securities laws, that the Preferred Shares may not be transferred without such registration unless the Buyer receives the prior written consent of the Company and shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Preferred Shares to be transferred may be transferred without such registration or unless transferred in accordance with Rule 144A to a QIB, and that the Common Shares may not be transferred without such registration unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Common Shares to be transferred may be transferred without such registration or unless transferred in accordance with Rule 144A to a QIB; (ii) no sale, assignment or other transfer of the Preferred Shares or the Common Shares or any interest therein may be made; (iii) the Common Shares are not transferable in the absence of registration under the 1933 Act and applicable state securities laws, or applicable exemptions therefrom; (iv) any sale of the Common Shares under the Registration Statement shall be made only in compliance with the terms of this Section 5(a) and Section 8 (including, without limitation, Section 8(c)(5)); (v) any sale of the Common Shares or, with the prior written consent of the Company, the Preferred Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if the exemption provided by Rule 144 is not available, any resale of the Common Shares or, with the prior written consent of the Company, the Preferred Shares under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (vi) the Company is under no obligation to register the Shares (other than registration of the resale of the Common Shares in accordance with Section 8) under the 1933 Act or, except as provided in Sections 5(d) and 8, to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing but also subject to the further restrictions set forth in Section 5(o), no prior written consent of the Company, registration or opinion of counsel shall be necessary for a transfer by the Buyer to (i) its partners or former partners in accordance with partnership interests or to any Affiliate or (ii) any other investment fund the general partner of which is the same as the Buyer's. Notwithstanding anything expressed or implied in any of the Transaction Documents to the contrary, subject to applicable securities laws, nothing shall prevent the Buyer from (A) "selling short against the box" for purposes of hedging its investment in the Preferred Shares or (B) employing all appropriate securities or instruments in connection with hedging transactions carried out with the intention of protecting the value of the existing investment in the Preferred Shares.

     (b) Restrictive Legends.

          (i) The Buyer acknowledges and agrees that the certificates for the Preferred Shares shall bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Shares):

               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE ISSUANCE TO THE HOLDER OF THESE SECURITIES AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THESE SECURITIES IS NOT COVERED BY A REGISTRATION STATEMENT UNDER THE ACT. THESE SECURITIES HAVE BEEN ACQUIRED, AND SUCH SHARES OF COMMON STOCK MUST BE ACQUIRED, FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (A) THEIR RESALE IS REGISTERED UNDER THE ACT, (B) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR (C) SOLD, TRANSFERRED OR ASSIGNED TO A QIB PURSUANT TO RULE 144A.

               EXCEPT FOR ANY TRANSFER BY THE HOLDER TO ANY INVESTMENT FUND THE GENERAL PARTNER OF WHICH IS THE SAME AS THE HOLDER'S AND EXCEPT AS PROVIDED IN SECTION 5(a) OF THE SUBSCRIPTION AGREEMENT DATED JULY 27, 2001, THESE SECURITIES SHALL NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED TO ANY PERSON (INCLUDING PARTNERS, AFFILIATES OR ANY OTHER PERSON) WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

               THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT THAT PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SECURITIES. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND BE BOUND BY ALL PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

          (ii) The Buyer further acknowledges and agrees that until such time as the Common Shares have been registered for resale under the 1933 Act as contemplated by Section 8 or are eligible for resale under Rule 144(k) under the 1933 Act, the certificates for the Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Common Shares):

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

          (iii) Once particular Common Shares are sold pursuant to an effective Registration Statement or eligible for resale pursuant to Rule 144(k) under the 1933 Act, thereafter (A) upon request of the Buyer (together with certain customary factual representations by the Buyer that the requirements of Rule 144(k) have been met in the case of a resale pursuant to Rule 144(k)) the Company will substitute certificates without restrictive legend for certificates for such particular Common Shares and remove any stop-transfer restriction relating thereto promptly, but in no event later than three Trading Days after surrender of such certificates by the Buyer and (B) the Company shall not place any restrictive legend on certificates for Common Shares subsequently issued or impose any stop-transfer restriction thereon.

     (c) Transfer Agent Instruction. Prior to the closing on the Closing Date, the Company will (i) execute and deliver to the Transfer Agent the Transfer Agent Instruction in substantially the form of ANNEX B to this Agreement and pursuant thereto irrevocably instruct the Transfer Agent to issue certificates for the Common Shares from time to time upon conversion of the Preferred Shares in such amounts as specified from time to time to the Transfer Agent in the Conversion Notices surrendered in connection with such conversions, (ii) appoint the Transfer Agent the conversion agent for the Preferred Stock. The certificates for the Common Shares will bear the restrictive legend specified in
Section 5(b) of this Agreement prior to their resale pursuant to an effective Registration Statement or Rule 144(k) under the 1933 Act. The Common Shares shall be registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of Preferred Shares. The Company warrants that, except as otherwise expressly permitted by the Transfer Agent Instruction, no instruction other than (x) such instructions referred to in this Section 5(c), (y) stop transfer instructions to give effect to Section 5(a) hereof prior to the resale of the Common Shares pursuant to an effective Registration Statement or Rule 144(k) under the 1933 Act and (z) the instructions required by Section 8(b)(xii) hereof will be given by the Company to the Transfer Agent and that the Common Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section 5(c) shall limit in any way the Buyer's obligations and agreement to comply with the registration requirements of the 1933 Act or an exemption there from upon resale of the Shares. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration of a resale by the Buyer of any of the Shares in accordance with Section 5(a) of this Agreement is not required under the 1933 Act, the Company shall permit the transfer of such Shares and, in the case of the Common Shares, promptly, but in no event later than three Business Days after receipt of such opinion, instruct the Transfer Agent to issue upon transfer one or more share certificates in such name and in such denominations as specified by the Buyer. Nothing in this
Section 5(c) shall limit the obligations of the Company under Section 8 of this Agreement.

     (d) Form D. The Company agrees to file with the SEC on a timely basis a Form D with respect to the Securities as required to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Buyer promptly after such filing.

     (e) Nasdaq Listing; Reporting Status. Prior to the Closing Date, the Company shall file with the Nasdaq Stock Market an application or other document required by Nasdaq for the listing of the Common Shares with Nasdaq and shall provide evidence of such filing to the Buyer. The Company shall use its best efforts to obtain the listing, subject to official notice of issuance, of the Common Shares on Nasdaq prior to the Closing Date. So long as the Buyer beneficially owns any Preferred Shares or Common Shares, the Company shall maintain the listing of the Common Stock on Nasdaq or a registered national securities exchange. During the Registration Period, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

     (f) Use Of Proceeds. The Company acknowledges and agrees that: (i) it does not own or have any present intention of acquiring any Margin Stock; (ii) the proceeds of sale of the Preferred Shares will be used for general working capital purposes and in the operation of the Company's business; (iii) none of such proceeds will be used, directly or indirectly (A) to make any loan to or investment in any other Person or (B) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a Margin Stock or for any other purpose which might constitute the transactions contemplated by this Agreement a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; and (iv) neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

     (g) State Securities Laws. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the offer and sale of the Securities to the Buyer as contemplated by the Transaction Documents under such of the securities laws of jurisdictions in the United States as shall be applicable thereto. In connection with the foregoing obligations of the Company in this Section 5(g), the Company shall not be required (i) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(g), (ii) to subject itself to general taxation in any such jurisdiction or (iii) to file a general consent to service of process in any such jurisdiction. The Company shall furnish to the Buyer copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities laws on or prior to the Closing Date.

     (h) Limitation On Certain Actions. From the date of execution and delivery of this Agreement by the parties hereto to the date of issuance of the Preferred Shares, the Company (i) shall comply with Section 12 of the Certificate of Designations as if the Preferred Shares were outstanding, (ii) shall not take any action which, if the Preferred Shares were outstanding, would constitute a Holder Optional Repurchase Event or, with the giving of notice or the passage of time or both, would constitute a Holder Optional Repurchase Event and (iii) shall not sell or otherwise issue any shares of capital stock or any other securities (except for the Merger Shares and the granting of options in the ordinary course of business consistent with past practice pursuant to the Company's existing stock option, incentive or employee stock purchase plans).

     (i) Best Efforts. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Preferred Shares set forth in Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

     (j) Reservation Of Shares; Shares To Be Fully Paid; Listing Of Common
Stock.

          (i) The Company shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, solely for issuance upon conversion of the Preferred Shares, sufficient shares to provide for the conversion of the Preferred Shares from time to time as Preferred Shares are converted.

          (ii) The Company shall take all action necessary to ensure that all shares of Common Stock issued upon conversion of the Preferred Shares will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

          (iii) The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of the Preferred Shares require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

          (iv) The Company covenants that, so long as the Common Stock shall be listed on the Nasdaq, the NYSE or any other national securities exchange, the Company shall obtain and, so long as the Common Stock shall be so listed on such market or exchange, maintain approval for listing thereon of all Common Stock issuable upon conversion of the Preferred Shares.

     (k) Additional Covenants. From and after the date hereof, for so long as any Preferred Shares are outstanding, the Company shall comply with the following unless in the case of clauses (i) through (ix) (but excluding clause
(x)) otherwise agreed in writing by the Holders of outstanding shares of Preferred Stock which shares constitute 90% of the outstanding shares of Preferred Stock:

          (i) Limitation On Indebtedness. The Company will not itself, and will not permit any Subsidiary to, create, assume, incur, in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction, or suffer to exist (all of which are referred to herein as "incurring"), any Indebtedness other than Permitted Indebtedness. This Section 5(k)(i) shall terminate and be of no further force if the closing sale price of the Common Stock exceeds $15.00 per share for any

     60 consecutive trading days following the date on which (A) none of the Conversion Shares are subject to a contractual "lock-up" restricting the resale thereof, (B) the Buyer is not on such date subject to any Blackout Period or any blackouts exist on trading in the Company's Common Stock or similar restrictions on sale by reason of its representative sitting on the Company's Board of Directors and (C) the Registration Statement is effective.

          (ii) Payment Of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, all their respective material obligations and liabilities, including, without limitation, tax liabilities, in the ordinary course consistent with the Company's practices prior to the date hereof, except where the same may be contested in good faith by appropriate proceedings.

          (iii) Compliance With Laws. The Company will comply, and will cause each Subsidiary to comply with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (A) where compliance therewith is contested in good faith by appropriate proceedings or (B) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries taken as a whole.

          (iv) Investment Company Act. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

          (v) Limitations On Issuance Of Securities. The Company shall not (A) issue any security that is convertible into or otherwise entitles the holder to acquire Common Stock at a price that varies based on changes in the market price of the Common Stock, (B) issue Common Stock under any arrangement for re-pricing or adjusting the price after the issuance, or
     (C) issue any other preferred stock that is senior to, or at parity with, the Preferred Stock; provided, however, that this Section 5(k)(v) shall not prevent the Company from entering into an "equity line" financing arrangement approved by the board of directors of the Company. This Section 5(k)(v) shall terminate and be of no further force if the closing sale price of the Common Stock exceeds $15.00 per share for any 60 consecutive trading days or such fewer number of consecutive trading days during which the dollar value of the trading volume over such period is greater than ten
     (10) times the Aggregate Purchase Price (provided, however, that such fewer number of consecutive trading days shall not be less than 30) following the date on which (A) none of the Conversion Shares are subject to a contractual "lock-up" restricting the resale thereof, (B) the Buyer is not on such date subject to any Blackout Period or any blackouts exist on trading in the Company's Common Stock or similar restrictions on sale by reason of its representative sitting on the Company's Board of Directors and (C) the Registration Statement is effective.

          (vi) Buyer's Rights of First Refusal.

               (1) Subsequent Offerings. So long as the Buyer continues to hold any Preferred Shares, the Buyer shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement. The Buyer's pro rata share is equal to the ratio of (A) the number of shares of the Company's Common Stock (including all Conversion Shares) which the Buyer is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock (including all Conversion Shares and shares of Common Stock issued or issuable upon the exercise of any outstanding warrants, options or convertible securities) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean: (A) any primary issuance of Common Stock registered for sale with the SEC other than shares registered with the SEC pursuant to a Form S-4 or Form S-8, or (B) any primary issuance of Common Stock issued in a transaction exempt from the registration requirements of the 1933 Act and subsequently registered for resale (either before or after closing) pursuant to Form S-1 or Form S-3

          (or any successor form) (a "PIPE") other than securities issuances in connection with a strategic alliance, collaboration, joint venture, partnership or similar arrangement of the Company with another Person which strategic alliance, collaboration, joint venture or partnership relates to the Company's business as conducted immediately prior thereto and which Person is engaged in a business similar or related to the business of the Company so long the number of shares issued in such transaction does not exceed ten percent of the outstanding capital stock of the Company (on a fully-diluted basis) immediately prior to the issuance. The Company shall require that the managing underwriter or underwriters of the Company's public offering (the "Offering") offer to sell to the Buyer (or its designee) its pro rata share of the registered Common Stock to be offered to the public, at the same price and on the same terms as the public, provided that the initial filing of the registration statement to register the Company's securities with the SEC (the "Filing") occurs at least 12 months after the signing of this Agreement (the "Grant Date"). If the Filing occurs within one year of the Grant Date, the Company shall offer to sell to the Buyer (or its designees) its pro rata share of Common Stock in a private placement consummated contemporaneously with the Offering (the "Private Placement").

               (2) Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give the Buyer written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Buyer shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to the Buyer if it would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

               (3) Termination of Rights. The rights of first refusal established by this Section 5(k)(vi) shall terminate and be of no further force if the Buyer does not purchase its pro rata share of Equity Securities in any subsequent offering.

          (vii) Listing Eligibility Reporting. The Company shall notify the Buyer from time to time within five days after the Company first learns that it does not meet any of the applicable requirements for the continued listing of the Common Stock on the principal securities market or exchange on which the Common Stock is listed from time to time.

          (viii) Transactions With Affiliates. The Company shall not enter into any transactions with any Affiliates except on terms no less favorable than terms that could be obtained by the Company from a third party, as determined in good faith by the Board of Directors of the Company.

          (ix) Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales of the Preferred Shares under Rule 144(k) under the 1933 Act (or any successor provision), the Company shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Buyer which continues to hold Restricted Securities in connection with any sale thereof and any prospective purchaser of Preferred Shares from the Buyer, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Buyer and it will take such further action as the Buyer may reasonably request, all to the extent required from time to time to enable the Buyer to sell the Preferred Shares held by it without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Buyer, the Company will deliver to the Buyer a written statement as to whether it has complied with such requirements.

          (x) Standstill Obligations.

               (1) The Buyer hereby agrees with the Company and covenants that until the first anniversary of the Closing Date (except with respect to clause "f." which shall continue until the second anniversary of the Closing Date), so long as it is the record or beneficial owner of any Preferred Shares (subject to adjustments upon stock splits, dividends and recapitalizations), without the prior written consent of the Company, it will not directly or indirectly:

                    a. make, or in any way participate in, alone or in concert with others, any "solicitation" of "proxies" or "consents" (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the 1934 Act) to vote for the election or removal of directors of the Company (except to the extent otherwise permitted pursuant to Section 5(k)(x)(2) below);

                    b. otherwise seek to nominate, alone or in concert with
               others, any person for election as a director of the Company who is not nominated by the then incumbent directors (except to the extent otherwise permitted pursuant to Section 5(k)(x)(2) below);

                    c. vote (whether at a meeting of stockholders, by written
               consent without a meeting or otherwise), alone or in concert with others, any or all of the Shares beneficially owned by the Buyer in favor of the election as a director of the Company of any nominee that has not been nominated or recommended for election as a director of the Company by the then incumbent directors (except to the extent otherwise permitted pursuant to Section 5(k)(x)(2) below);

                    d. vote (whether at a meeting of stockholders, by written
               consent without a meeting or otherwise), alone or in concert with others, any or all of the Shares beneficially owned by the Buyer in favor of any proposal to remove as a director of the Company of any director that has not been made, sponsored and submitted by, or at the direction of, the then incumbent directors (except to the extent otherwise permitted pursuant to Section 5(k)(x)(2) below);

                    e. grant to any Person any proxy or power of attorney that would or could enable such Person to vote, alone or in concert with others, or otherwise transfer or assign to any Person the power to vote (whether at a meeting of stockholders, by written consent without a meeting or otherwise), any or all of the Shares beneficially owned by the Buyer in a manner that would violate the provisions of clauses "c." and/or "d." above or the foregoing prohibition on the granting of proxies and powers of attorney;

                    f. acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, directly or indirectly, alone or in concert with others, by purchase or otherwise, any direct or indirect "beneficial ownership" (such term, for purposes of this Agreement, shall have the meaning provided therefor under the rules and regulations promulgated by the SEC under Section 13(d) of the 1934) in any voting securities or any direct or indirect beneficial ownership in any rights, warrants or options to acquire, or in any securities convertible into or exchangeable for, any voting securities of the Company (other than as set forth in Section 5(k)(x)(3) and as contemplated by the Transaction Documents); or

                    g. otherwise act, directly or indirectly, alone or in
               concert with others to propose to the Company's stockholders any merger, business combination, restructuring, recapitalization or other transaction that, in each case, would involve or result in a change of control of the Company (it being understood that nothing in this clause "g." shall prevent any Person who is elected to the Board of Directors of the Company by the holders of the Preferred Stock pursuant to Section 12(c)(1) of the Certificate of Designations, in such Person's capacity as a member of the Board of Directors and consistent with his or her fiduciary duties, from individually proposing, supporting or voting in favor of such a transaction (whether or not such transaction was proposed by such Person or another member of the Board of Directors)).

               (2) Notwithstanding anything expressed or implied in this Section 5(k)(x) to the contrary, the provisions of this Section 5(k)(x) shall not apply to, or restrict or otherwise limit in any way, (A) any right of any Person who is elected to the Board of Directors of the Company by the holders of the Preferred Stock pursuant to Section 12(c)(1) of the Certificate of Designations, in such Person's capacity as a member of the Board of Directors, to participate in the Board of Director's process to nominate directors for future elections in accordance with the Company's Certificate of Incorporation or (B) any right that the Buyer may have pursuant to Section 12(c)(1) of the Certificate of Designations to: (i) "solicit" "proxies" or "consents" (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the 1934 Act) to vote for the election or removal of any director who is elected to the Board of Directors of the Company by the holders of the Preferred Stock pursuant to Section 12(c)(1) of the Certificate of Designations, (ii) nominate any Person for election as a director who will be elected to the Board of Directors of the Company by the holders of the Preferred Stock pursuant to Section 12(c)(1) of the Certificate of Designations, or (iii) vote for the election or removal of any director who is elected to the Board of Directors of the Company by the holders of the Preferred Stock pursuant to Section 12(c)(1) of the Certificate of Designations.

               (3) Notwithstanding anything expressed or implied in this Section 5(k)(x) to the contrary, subject to applicable securities laws, nothing shall prevent the Buyer from (A) "selling short against the box" for purposes of hedging its investment in the Preferred Shares or
          (B) employing all appropriate securities or instruments in connection with hedging transactions carried out with the intention of protecting the value of the existing investment in the Preferred Shares.

               (4) The Buyer hereby covenants and agrees that it shall not form, become a member of, or otherwise participate in any "group" (as defined in the 1934 Act) with the Other Buyers and further agrees that it shall take reasonable steps to ensure a sufficient number of shares are represented at stockholder meetings of the Company for the sole purpose of establishing a valid quorum.

               (5) The Buyer agrees that if the Buyer transfers any Shares in accordance with Section 5(a) to any Person who is not an Affiliate of the Buyer, then the transferee must agree to be bound by the provisions of this Section 5(k)(x).

     (l) USRPHC Status. The Company will not become a USRPHC at any time while the Buyer owns any Preferred Shares or Common Stock obtained upon conversion or exercise of the foregoing ("Covered Equity Interest"). If at any time and from time to time the Buyer desires to sell or dispose of any Covered Equity Interest and upon demand by the Buyer, the Company agrees to deliver to the Buyer a letter (the "Letter") which complies with sections 1.1445-2(c)(3) and 1.897-(h) (or any similar or successor provisions thereto) addressed to the Buyer stating that the Company is not and has not been a USRPHC at any time during the period beginning on the later of (i) the day five years prior to the date of the Letter and (ii) the date of this Agreement. The Letter shall be delivered the Buyer one business day prior to the sale of the Covered Equity Interest and shall be dated as of such date and signed by a corporate officer under penalties of perjury in accordance with section 1.897-2(h) of the Treasury Regulations.

     (m) No Negotiation. From the date of execution and delivery of this Agreement by the parties hereto to the earlier to occur of (A) a termination of this Agreement pursuant to Section 10(l) and (B) the date of issuance of the Preferred Shares, the Company shall not (and shall not permit any of its officers, directors, employees, affiliates, agents or representatives to) directly or indirectly:

          (i) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than the Buyer and the Other Buyers) relating to a possible Financing Transaction; or

          (ii) participate in any negotiations with, or provide any non-public information to, any Person (other than the Buyer and the Other Buyers) relating to or in connection with any possible Financing Transaction.

In the event that the Company receives any unsolicited inquiry, proposal or offer from any Person (other than the Buyer or the Other Buyers) relating to a possible Financing Transaction, the Company shall provide (i) immediate oral and written notice to the Buyer of the receipt of any such inquiry, proposal or offer and (ii) promptly to the Buyer copies of documentation relating to such inquiry, proposal or offer.

     (n) No Changes To Lock-Up Agreements With Former Holders Of Common Stock Of Althexis. From and after the date hereof, the Company shall not shorten the length of any lock-up agreement it has with each of Mark Skaletsky, Patrick Connelly, Michael Dailey, Paul Mass, Paul Mellett and Manuel Navia unless otherwise agreed in writing by the Holders of 90% of outstanding shares of Preferred Stock.

     (o) Non-Transferability Of Preferred Shares. The Buyer acknowledges and agrees that the Preferred Shares may not be pledged or transferred unless the Buyer receives the prior written consent of the Company. Notwithstanding the foregoing, no prior written consent of the Company shall be necessary for a transfer by the Buyer to any other investment fund the general partner of which is the same as the Buyer's provided that such other investment fund agrees to comply with the terms of the Voting Agreement and the legend requirements set forth in Section 5(b) and, subject to applicable securities laws, nothing shall prevent the Buyer from (i) "selling short against the box" for purposes of hedging its investment in the Preferred Shares or (ii) employing all appropriate securities or instruments in connection with hedging transactions carried out with the intention of protecting the value of the existing investment in the Preferred Shares.

6. Conditions to the Company's Obligations to Sell and Issue.

     The Buyer understands that the Company's obligations to sell to the Buyer the Preferred Shares on the Closing Date are conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

          (a) The Company shall have received a "lock-up" agreement in the form of ANNEX C executed by the Buyer providing that, subject to certain conditions, half of the Conversion Shares are subject to restrictions on transfer for a period of 270 days following the Closing Date;

          (b) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

          (c) The representations and warranties of the Buyer contained in this Agreement and in the Questionnaire shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if made on and as of the Closing Date and on or before the Closing Date the Buyer shall have performed all covenants and agreements of the Buyer required to be performed by the Buyer on or before the Closing Date;

          (d) The Aggregate Purchase Price for the Preferred Shares and the Other Preferred Shares to be paid by the Buyer and the Other Buyers at the Closing shall be not less than Fifty-Five Million dollars ($55,000,000.00);

          (e) All of the conditions precedent to the merger of California MP Acquisition, Inc. with and into Althexis (the "Merger") pursuant to the Merger Agreement shall have been satisfied or waived (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in the Merger Agreement); and

          (f) The Company shall have received a Voting Agreement in the form of ANNEX F executed by the Buyer.

7. Conditions to the Buyer's Obligations to Purchase.

     The Company understands that the Buyer's obligations to purchase from the Company the Preferred Shares on the Closing Date are conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

          (a) The Transfer Agent shall have acknowledged in writing its receipt and acceptance of the Transfer Agent Instruction in substantially the form of ANNEX B to this Agreement and the Buyer shall have received evidence of such receipt and acknowledgment;

          (b) The Aggregate Purchase Price for the Preferred Shares and the Other Preferred Shares to be paid by the Buyer and the Other Buyers at the Closing shall be not less than Fifty-Five Million dollars ($55,000,000.00);

          (c) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which (i) seeks to restrain or prohibit the transactions contemplated by this Agreement, (ii) could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company or
     (iii) could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of Althexis;

          (d) The representations and warranties of the Company contained in this Agreement and each other agreement or instrument executed and delivered by the Company in connection with this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if made on the Closing Date; and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or therein and required to be performed by the Company on or before the Closing Date;

          (e) No event which, if the Preferred Shares were outstanding, would constitute a Holder Optional Repurchase Event or, with the giving of notice or the lapse of time, or both, would constitute a Holder Optional Repurchase Event shall have occurred and be continuing;

          (f) The Company shall have closed the Merger pursuant to the Merger Agreement;

          (g) Mark Skaletsky shall have been elected to the Board of Directors of the Company as of the effective time of the Merger and appointed Chief Executive Officer of the Company as of the effective time of the Merger;

          (h) The Company shall have taken all necessary corporate action, if any, to amend the Company's Certificate of Incorporation to (i) reflect the transactions contemplated by the Transaction Documents (including the voting provisions of the Certificate of Designations), (ii) set the authorized number of members of the Board of Directors at eight (8) (including a provision that shall prevent the Company from increasing the authorized size of the Board of Directors unless it receives the prior written consent of the Majority Holders) and (iii) provide for a procedure to nominate directors in future elections to provide that the directors elected pursuant to Section 12(c)(1) of the Certificate of Designations shall have the right to consent to one of such future nominees;

          (i) The Company shall have delivered to the Buyer a certificate, dated the Closing Date, duly executed by its Chief Executive Officer or Chief Financial Officer to the effect set forth in subparagraphs "(b)," "(c)," "(d)," "(e)," "(f)," "(g)" and "(h)" of this Section 7;

          (j) The Company shall have received "lock-up" agreements in the form of ANNEX D-1 executed by Mark Skaletsky, Patrick Connelly, Paul Mellett and Manuel Navia and in the form of ANNEX D-2 executed by Michael Dailey and Paul Mass providing that, subject to certain conditions, all of the shares of Common Stock held by such holders are subject to restrictions on transfer for a period of at least of 365 days following the Closing Date;

          (k) The Transaction Documents and the transactions contemplated thereby shall have been approved by the stockholders of the Company by the required vote;

          (l) The Company shall have received a waiver from any officer or director of the Company who would be entitled to have the vesting schedule of any outstanding options accelerate as a result of the Merger or the transactions contemplated by the Transaction Agreements, either alone or together, waiving any right to such acceleration;

          (m) The authorized size of the Board of Directors of the Company shall be eight (8) persons;

          (n) The Company shall have taken all necessary corporate action such that immediately following the Closing, the directors of the Company shall include David Schnell, Charles Newhall, Kate Bingham, Mark Skaletsky, John Walker and James Rurka;

          (o) The Buyer shall have received satisfactory confirmation of the filing with the Secretary of State of the State of Delaware of the Certificate of Designations;

          (p) The Conversion Shares shall have been duly authorized and reserved;

          (q) The Company shall have filed a Notification Form for Listing of Additional Shares with respect to the Common Shares with Nasdaq;

          (r) The Company shall have delivered to the Buyer a certificate, dated the Closing Date, of the Secretary of the Company certifying (i) the Certificate of Incorporation and bylaws of the Company as in effect on the Closing Date, (ii) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and (iii) such other matters as reasonably requested by the Buyer;

          (s) The Buyer shall have received on the Closing Date an opinion of Bingham Dana LLP, counsel for the Company, dated the Closing Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, substantially in the form of ANNEX E to this Agreement;

          (t) The Buyer shall have received on the Closing Date, an opinion of intellectual property counsel for the Company reasonably satisfactory to the Buyer, dated the Closing Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer;

          (u) The Buyer shall have received on the Closing Date, an opinion of intellectual property counsel for Althexis reasonably satisfactory to the Buyer, dated the Closing Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer; and

          (v) On the Closing Date, (i) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or Nasdaq shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of New York shall not have been declared by either federal or state authorities.

8. Registration Rights.

     (a) Mandatory Registration.

          (i) The Company shall prepare promptly and, on or prior to the date which is 30 days after the Closing Date, file with the SEC the Registration Statement covering the Registrable Securities which covers the resale by the Buyer or any of the Buyer's distributees of (A) a number of shares of Common Stock equal to at least the number of Common Shares issuable to the Buyer upon conversion of the Preferred Shares, determined at the Conversion Price which is applicable on the day the Registration Statement is filed with the SEC as Registrable Securities, and which Registration Statement shall state that, in accordance with Rule 416 under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares to prevent dilution resulting from stock splits, stock dividends or other dilutive events for which anti-dilution protection is provided in the Certificate of Designations.

          (ii) Prior to the SEC Effective Date for the Registration Statement, the Company will not, without the prior written consent of the Majority Holders, file or request the acceleration of any other registration statement filed with the SEC, and during any time subsequent to the SEC Effective Date when the Registration Statement for any reason is not available for use by any Investor for the resale of any Registrable Securities, the Company shall not file any other registration statement or any amendment thereto with the SEC under the 1933 Act or request the acceleration of the effectiveness of any other registration statement previously filed with the SEC, other than (A) any registration statement on Form S-8 and (B) any registration statement or amendment which the Company is required to file or as to which the Company is required to request acceleration pursuant to any obligation in effect on the date of execution and delivery of this Agreement.

     (b) Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall:

          (i) use its best efforts to cause the Registration Statement to become effective as promptly as possible after the filing thereof and to keep the Registration Statement effective pursuant to Rule 415 at all times during the Registration Period. The Company shall submit to the SEC, within three Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement a request for acceleration of effectiveness of the Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall notify the Investors of the effectiveness of the Registration Statement on the SEC Effective Date. The Company represents and warrants and covenants to the Investors that (A) the Registration Statement (including any amendments thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus (including any supplements thereto) at the time the Registration Statement is declared effective by the SEC and at all times that the Prospectus is required by this Agreement to be available for use by any Investor and, in accordance with Section 8(c)(iv), any Investor is entitled to sell Registrable Securities pursuant to the Prospectus (and each such supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

          (ii) subject to Section 8(b)(v), prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective, and the Prospectus current, at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Investors of all Registrable Securities covered by the Registration Statement;

          (iii) furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel (A) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, five copies of the Registration Statement and any amendment thereto and the Prospectus and each amendment or supplement thereto, (B) one copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), each of which the Company hereby determines to be confidential information and which the Buyer hereby agrees to keep confidential as a confidential Record in accordance with
     Section 8(b)(ix) and (C) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

          (iv) subject to Section 8(b)(v), use its best efforts (A) to register and qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities reasonably request, (B) to prepare and to file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (C) to take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Investors in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(b)(iv), (II) to subject itself to general taxation in any such jurisdiction or (III) to file a general consent to service of process in any such jurisdiction;

          (v) (A) as promptly as practicable after becoming aware of such event or circumstance, notify each Investor of the occurrence of an event or circumstance of which the Company has knowledge (x) as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) which requires the Company to amend or supplement the Registration Statement due to the receipt from an Investor of new or additional information about such Investor or its intended plan of distribution of its Registrable Securities, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement and Prospectus to correct such untrue statement or omission or to add any new or additional information, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request; (B) notwithstanding
     Section 8(b)(v)(A) above, if at any time the Company notifies the Investors as contemplated by Section 8(b)(v)(A) the Company also notifies the Investors that the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of
     (x) the SEC Effective Date and (y) the latest date prior to such notice on which the Company has amended or supplemented the Registration Statement, then the Company shall not be required to use best efforts to make such amendment during a Blackout Period; provided, however, that no Blackout Period may exceed 20 Trading Days (whether or not consecutive) in any period of 365 consecutive days; and provided further, however, that no Blackout Period may commence sooner than 90 days after the end of an earlier Blackout Period;

          (vi) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

          (vii) permit the Investors who hold Registrable Securities being included in the Registration Statement, at such Investors' sole cost and expense (except as otherwise specifically provided in Section 10(k)) to review and have a reasonable opportunity to comment on the Registration Statement and all amendments and supplements thereto at least five (5) Business Days prior to their filing with the SEC and shall not file any such document to which any Investor reasonably objects;

          (viii) make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the SEC Effective Date;

          (ix) make available for inspection by any Investor and any Inspector retained by such Investor, at such Investor's sole expense, all Records as shall be reasonably necessary to enable such Investor to exercise its due diligence responsibility, and cause the Company's and the Subsidiaries' officers, directors and employees to supply all information which such Investor or any Inspector may reasonably request for purposes of such due diligence; provided, however, that such Investor shall hold in confidence and shall not make any disclosure of any Record or other information which the Company determines in good faith to be confidential, and of which determination such Investor is so notified at the time such Investor receives such information, unless (A) the disclosure of such Record is necessary to avoid or correct a misstatement or omission in the Registration Statement, (B) the release of such Record is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (C) the information in such Record has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreement with the Company with respect thereto, substantially in the form of this

     Section 8(b)(ix), which agreement shall permit such Inspector to disclose Records to the Investor who has retained such Inspector. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless (A) disclosure of such information is necessary to comply with federal or state securities laws,
     (B) disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (C) release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (D) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at such Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

          (x) use its best efforts to cause all the Registrable Securities covered by the Registration Statement as of the SEC Effective Date to be listed on Nasdaq or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

          (xi) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;

          (xii) cooperate with the Investors who hold Registrable Securities being offered pursuant to the Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request; and, not later than the SEC Effective Date and after the resale of the Registrable Securities pursuant to an effective Registration Statement, the Company shall deliver (A) to the Transfer Agent (with copies to the Investors whose Registrable Securities are included in the Registration Statement) an instruction to remove any legends on previously issued Registrable Securities and thereafter to issue Registrable Securities without any legends and (B) shall cause legal counsel selected by the Company to deliver to the Investors whose Registrable Securities are included in the Registration Statement and, if required by the Transfer Agent, to the Transfer Agent an opinion of counsel to permit such legend removal;

          (xiii) during the Registration Period, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations set forth in Regulation M under the 1934 Act; and

          (xiv) take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to the Registration Statement.

     (c) Obligations Of The Buyer And Other Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

          (i) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company the Required Information and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the Required Information if any of such Investor's Registrable Securities are eligible for inclusion in the Registration Statement. If at least one Business Day prior to the SEC Filing Date the

     Company has not received the Required Information from an Investor, then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor; provided, however, that nothing herein shall relieve the Company of its obligation to register the resale of such Investor's Registrable Securities promptly after such Investor provides the Required Information to the Company;

          (ii) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

          (iii) Each Investor agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement or as shall otherwise be in compliance with applicable securities laws and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution; each Investor agrees (A) to notify the Company in the event that such Investor enters into any material agreement with a broker or a dealer for the sale of the Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (B) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction;

          (iv) Each Investor acknowledges that there may occasionally be times as specified in Section 8(b)(v) or 8(b)(vi) when the Company must suspend the use of the Prospectus until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to the Prospectus or the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to the Prospectus during the period commencing at the time at which the Company gives such Investor notice of the suspension of the use of the Prospectus in accordance with Section 8(b)(v) or 8(b)(vi) and ending at the time the Company gives such Investor notice that such Investor may thereafter effect sales pursuant to the Prospectus, or until the Company delivers to such Investor an amended or supplemented Prospectus;

          (v) In connection with any sale of Registrable Securities which is made by an Investor pursuant to the Registration Statement (A) if such sale is made through a broker, such Investor shall instruct such broker to deliver the Prospectus (including any amendments or supplements thereto) to the purchaser (or the broker therefor) in connection with such sale, shall supply copies of the Prospectus (including any amendments or supplements thereto) to such broker, (B) if such sale is made in a transaction directly with a purchaser and not through the facilities of any securities exchange or market, such Investor shall deliver, or cause to be delivered, the Prospectus to such purchaser; and (C) if such sale is made by any means other than those described in the immediately preceding clauses (A) and
     (B), such Investor shall otherwise use its reasonable best efforts to comply with the prospectus delivery requirements of the 1933 Act applicable to such sale; and

          (vi) Each Investor agrees to notify the Company promptly after the event of the completion of the sale by such Investor of all Registrable Securities to be sold by such Investor pursuant to the Registration Statement.

     (d) Rule 144. With a view to making available to each Investor the benefits of Rule 144, the Company agrees:

          (i) so long as each Investor owns or has the right to acquire Registrable Securities, promptly upon request, furnish to such Investor such information as may be necessary, and otherwise reasonably to cooperate with such Investor, to permit such Investor to sell its Registrable Securities pursuant to Rule 144 without registration; and

          (ii) if at any time the Company is not required to file such reports with the SEC under Sections 13 or 15(d) of the 1934 Act, to use its best efforts to, upon the request of an Investor, make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Registrable Securities in accordance with Rule 15c2-11 under the 1934 Act.

9. Indemnification And Contribution.

     (a) Indemnification.

          (i) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation or any of the transactions contemplated by the Transaction Documents. Subject to the restrictions set forth in Section 9(a)(iii) with respect to the number of legal counsel, the Company shall reimburse each Indemnified Person, promptly as such expenses are incurred and are due and payable, for any legal fees or other expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, an Indemnified Person shall not be entitled to indemnification under this Section 9(a)(i) for: (A) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Company by such Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto if the Prospectus or such amendment or supplement thereto was timely made available by the Company pursuant to Section 8(b)(iii); and (B) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors.

          (ii) In connection with the Registration Statement, each Investor whose Registrable Securities are included in the Registration Statement agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 9(a)(i), each Indemnified Party against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with the Registration Statement; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9(a)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 9(a)(ii) for only that amount of all Claims in the aggregate as does not exceed the amount by which the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement exceeds the amount paid by such Investor for such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors.

          (iii) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9(a), deliver to the indemnifying party a notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the opinion of the indemnified party (upon advice of counsel), the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding; provided further, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all Indemnified Persons or Indemnified Parties, as the case may be, hereunder and one separate counsel in each jurisdiction in which a Claim is pending or threatened. The failure to deliver notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9(a), except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action. The indemnification required by this Section 9(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     (b) Contribution. To the extent any indemnification by an indemnifying party as set forth in Section 9(a) above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties' relative knowledge of and access to information concerning the matter with respect to which the Claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9(a), (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation and (iii) the contribution by any Investor in respect of all Claims in the aggregate shall be limited to the amount by which the proceeds received by such seller from the sale of such Registrable Securities exceeds the amount paid by such Investor for such Registrable Securities.

     (c) Other Rights. The indemnification and contribution provided in this
Section 9 shall be in addition to any other rights and remedies available at law or in equity.

10. Miscellaneous.

     (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

     (b) Headings. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     (c) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     (d) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, by telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party's address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature page of this Agreement or such other address (or telephone line facsimile transmission number) as a party shall have


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

provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice shall be addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention:
Chief Financial Officer (telephone line facsimile number (650) 428- 3545), and a copy shall also be given to: Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California 94025, Attn: Alan Mendelson (telephone line facsimile transmission number (650) 463-2600), and in the case of any notice to the Buyer, a copy shall be given to: Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306, Attn: Craig Dauchy (telephone line facsimile transmission number (650) 849-7400). The Buyer hereby designates as its address for any notice required or permitted to be given to the Buyer pursuant to the Certificate of Designations the address shown on the signature page of this Agreement, until the Buyer shall designate another address for such purpose.

     (e) Counterparts. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

     (f) Entire Agreement; Benefit. This Agreement, including the Annexes and Schedules hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein and therein. This Agreement, including the Annexes and Schedules hereto, supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of only the Company, the Buyer and their respective successors and permitted assigns.

     (g) Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

     (h) Amendment. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyer or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

     (i) Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

     (j) Assignment Of Certain Rights And Obligations. The rights of an Investor under Sections 5, 8, 9, and 10 of this Agreement shall not be assigned by such Investor to any transferee of all or any portion of such Investor's Registrable Securities (or all or any portion of the Preferred Shares) without the prior written consent of the Company. Upon any valid assignment, the Company shall be obligated to such transferee to perform all of its covenants under Sections 5, 8, 9, and 10 of this Agreement as if such transferee were the Buyer. In connection with any valid transfer the Company shall, at its sole cost and expense, promptly after such assignment take such actions as shall be reasonably acceptable to the transferring Investor and such transferee to assure that the Registration Statement relating to the Registrable Securities involved in such transfer and the Prospectus are available for use by such transferee for sales of the Registrable Securities in respect of which such rights and obligations have been so assigned.

     (k) Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement; provided, however, that the Company shall, at the


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

Closing, reimburse the reasonable fees of and expenses of Cooley Godward LLP, counsel to the Buyer and the Other Buyers, for the Transaction Documents and the due diligence relating to the transactions contemplated by the Transactions Documents.

     (l) Termination.

          (i) The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

               (1) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder;

               (2) any other condition precedent set forth in Section 7 is not fulfilled; or

               (3) the Closing shall not have occurred on a Closing Date on or before November 30, 2001, other than solely by reason of a breach of this Agreement by the Buyer.

          (ii) The Company shall have the right to terminate this Agreement by giving notice to the Buyer at any time prior to the Closing Date if:

               (1) the Buyer shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to fulfill its payment obligations in accordance with Section 2; or

               (2) the Closing shall not have occurred on a Closing Date on or before November 30, 2001, other than solely by reason of a breach of this Agreement by the Company.

Any such termination shall be effective upon the giving of notice thereof by the terminating party. Upon such termination, the terminating party shall have no further obligation to the other party hereunder and the other party shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination. Notwithstanding anything in the preceding sentence to the contrary, if this Agreement is terminated for any reason other than pursuant to Section 10(l)(ii)(1), then the Company shall pay all reasonable costs and expenses, that the Buyer and the Other Buyers incurred with respect to the negotiation, execution, delivery and performance of the Transaction Documents.

     (m) Survival. The respective representations, warranties, covenants and agreements of the Company and the Buyer contained in this Agreement and the other Transaction Documents shall survive the execution and delivery of this Agreement and the other Transaction Documents and the closing hereunder and the delivery of and payment for the Preferred Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of the Buyer or any Person controlling or acting on behalf of the Buyer or by the Company or any Person controlling or acting on behalf of the Company.

     (n) Public Statements, Press Releases, Etc. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations, including the 1933 Act and the rules and regulations promulgated thereunder (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

     (o) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     (p) Notices. Attached hereto as ANNEX H are the notices required to be delivered by the Company and/or the Buyer pursuant to the Certificate of Designations.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

     In Witness Whereof, the parties have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the date first set forth above.


Number of Preferred Shares: ____________

Price Per Share: $1,000.00

Aggregate Purchase Price: ______________



Microcide Pharmaceuticals, Inc.

By: ____________________________________

Name: __________________________________

Title: _________________________________



[INVESTOR]

By: ____________________________________

Name: __________________________________

Title: _________________________________

Address: _______________________________

________________________________________

________________________________________

Facsimile No.: _________________________



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